As filed with the Securities and Exchange Commission on January 11, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

Form S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

_________________________

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	43-1273600 (IRS Employer Identification No.)

501 North Broadway
St. Louis, Missouri 63102
(Address of principal executive offices)

(314) 342-2000
(Registrant’s telephone number, including area code)

________________________

James M. Zemlyak

Senior Vice President and Chief Financial Officer

Stifel Financial Corp.

501 North Broadway

St. Louis, Missouri 63102

314-342-2000

(Name and address of agent for service)

Copies to:

David M. Minnick, Esq.

General Counsel and Corporate Secretary

Stifel Financial Corp.

501 North Broadway

St. Louis, Missouri 63102

314-342-2000

James L. Nouss, Jr., Esq.

Robert J. Endicott, Esq.

Todd M. Kaye, Esq.

Bryan Cave LLP

211 North Broadway, Suite 3600

St. Louis, Missouri 63102

314-259-2000

________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer: ☑	Accelerated filer: ☐	Non-accelerated filer: ☐	Smaller reporting company: ☐
(Do not check if a smaller reporting company)

________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (2)	Amount to be registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, par value $0.15 per share
Preferred Stock, par value $1.00 per share
Debt Securities
Warrants
Depository Shares
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units
Stock Appreciation Rights

(1)
Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at currently indeterminate prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.  Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee. The securities may be offered and sold by the registrant and/or may be offered and sold from time to time by one or more selling security holders to be identified in the future.

(2)
Also includes such indeterminate number of shares of common stock and preferred stock or amount of debt securities as may be issued upon conversion or exercise of, or exchange for, any debt securities, preferred stock, or warrants that provide for conversion, exercise or exchange for other securities. No separate consideration will be received for the preferred stock or common stock or debt securities issuable upon conversion of or in exchange for debt securities or preferred stock. Also includes such indeterminate number of shares of common stock and preferred stock or amount of debt securities as may be required for delivery upon exercise of warrants, or conversion or exchange of any debt securities or preferred stock.

Explanatory Note

This Registration Statement serves to transition the outstanding and effective shelf registration statement of Stifel Financial Corp., filed with the Securities and Exchange Commission on March 30, 2009 (Registration Statement No. 333-158301) to this registration statement. Upon filing and automatic effectiveness, this registration statement replaces the previous registration statement.

PROSPECTUS

STIFEL FINANCIAL CORP.

Common Stock • Preferred Stock • Debt Securities • Warrants • Depositary Shares • Subscription Rights
Stock Purchase Contracts • Stock Purchase Units • Stock Appreciation Rights

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We may offer from time to time shares of our common stock, shares of our preferred stock, senior debt securities, subordinated debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units, or stock appreciation rights covered by this prospectus separately or together in any combination that may include other securities set forth in an accompanying prospectus supplement, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future time.

We will provide specific terms of any offering of these securities in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any supplement carefully before you invest in any of our securities.

Our common stock is traded on the New York Stock Exchange ("NYSE") and the Chicago Stock Exchange ("CSX") under the symbol "SF." Unless we state otherwise in a prospectus supplement, we will not list any of the preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units, or stock appreciation rights on any securities exchange.

Our principal executive offices are located at 501 North Broadway, St. Louis, Missouri, 63102 and our telephone number is (314) 342-2000.

Investing in these securities involves certain risks. See "Risk Factors" beginning on page 3 of this prospectus and in our most recent Annual Report on Form 10-K, which is incorporated herein by reference, as well as in any of our subsequently filed quarterly or current reports that are incorporated herein by reference and in any accompanying prospectus supplement.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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We or any selling security holder may offer and sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is January 11, 2012.

TABLE OF CONTENTS

About this Prospectus	1
Where You Can Find Additional Information	1
Cautionary Statement Regarding Forward-Looking Statements	2
The Company	2
Risk Factors	3
Use of Proceeds	4
Ratio of Earnings to Fixed Charges	4
Description of the Securities	5
Plan of Distribution	5
Selling Security Holders	7
Legal Matters	7
Experts	7

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus and applicable prospectus supplements in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus.

Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with additional information described under the heading "Where You Can Find Additional Information."

Unless the context indicates otherwise, all references in this prospectus to "Stifel," "the Company," "our company," "us," "we" and "our" refer to Stifel Financial Corp. and its wholly-owned subsidiaries, including Stifel Bank & Trust ("Stifel Bank").

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (other than the portions provided pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information "furnished" to the SEC) after the date of this prospectus and prior to the termination of the offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 28, 2010;

•	our Definitive Proxy Statement for the 2011 Annual Meeting of Stockholders filed with the SEC on April 18, 2011;

•
our Quarterly Report on Form 10-Q for the three months ended March 31, 2011, filed with the SEC on May 10, 2011, our Quarterly Report on Form 10-Q for the three months ended June 30, 2011, filed with the SEC on August 9, 2011, our Quarterly Report on Form 10-Q/A for the three months ended June 30, 2011, filed with the SEC on August 10, 2011, and our Quarterly Report on Form 10-Q for the three months ended September 30, 2011, filed with the SEC on November 9, 2011; and

•
our Current Reports on Form 8-K filed with the SEC on January 18, 2011, March 8, 2011, April 1, 2011, April 7, 2011, June 3, 2011, June 9, 2011, June 22, 2011, June 27, 2011, July 25, 2011, August 11, 2011, September 23, 2011 and October 3, 2011 (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise).

We maintain a website at www.stifel.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by telephone to (314) 342-2000 or by mail to Stifel Financial Corp., 501 North Broadway, St. Louis, Missouri 63102, attention: Corporate Secretary.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, that are based upon our current expectations and projections about future events. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect" and similar expressions. All statements in this prospectus and the information incorporated by reference herein not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this prospectus and the information incorporated by reference herein are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include: our ability to successfully integrate acquired companies; a material adverse change in our financial condition; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; the outcome of various governmental investigations and third-party litigation; other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting our operations, pricing and services; and the risks and other factors set forth in the "Risk Factors" section of this prospectus, including those risks and other factors that are incorporated by reference herein. Forward-looking statements speak only as to the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. We disclaim any intent or obligation to update these forward-looking statements.

THE COMPANY

We are a financial holding company headquartered in St. Louis. Our principal subsidiary is Stifel, Nicolaus & Company, Incorporated, a full-service retail and institutional brokerage and investment banking firm. Our other subsidiaries include Thomas Weisel Partners LLC, a registered broker-dealer firm; Century Securities Associates, Inc., an independent contractor broker-dealer firm; Stifel Nicolaus Europe Limited, our European subsidiary; Stifel Nicolaus Canada, Inc., our registered Canadian broker-dealer subsidiary; and Stifel Bank & Trust, a retail and commercial bank.

With our century-old operating history, we have built a diversified business serving private clients, investment banking clients and institutional investors. Our principal activities are:

•	Private client services, including securities transaction and financial planning services;

•	Institutional equity and fixed income sales, trading and research, and municipal finance;

•	Investment banking services, including mergers and acquisitions, public offerings and private placements; and

•	Retail and commercial banking, including personal and commercial lending programs.

Our core philosophy is based upon a tradition of trust, understanding, and studied advice. We attract and retain experienced professionals by fostering a culture of entrepreneurial, long-term thinking. We provide our private, institutional and corporate clients quality, personalized service, with the theory that if we place clients' needs first, both our clients and our company will prosper. Our unwavering client and employee focus have earned us a reputation as one of the leading brokerage and investment banking firms off Wall Street.

We have grown our business both organically and through opportunistic acquisitions, including our acquisition of the capital markets business of Legg Mason from Citigroup in 2005; our acquisitions of Ryan Beck & Co., Inc. in February 2007 and FirstService Bank in April 2007; our acquisition of ButlerWick & Co., Inc. in 2008; our acquisition of 56 branches from the UBS Wealth Management Americas branch network in 2009; our acquisition of Thomas Weisel Partners Group, Inc. in July 2010; and our acquisition of Stone & Youngberg in October 2011. Throughout the course of these integrations, our highly variable cost structure has enabled us to achieve consistent core earnings profitability while growing net revenue for 15 consecutive years.

We primarily operate our business through two segments, Global Wealth Management and Institutional Group. Our Global Wealth Management segment consists of two businesses, the Private Client Group and Stifel Bank. The Private Client Group provides securities brokerage services, including the sale of equities, mutual funds, fixed income products, and insurance, as well as offering banking products to our clients through Stifel Bank. Stifel Bank provides residential, consumer, and commercial lending, as well as FDIC-insured deposit accounts to customers of our broker-dealer subsidiaries and to the general public.

Our Institutional Group segment includes institutional sales and trading. It provides securities brokerage, trading, and research services to institutions, with an emphasis on the sale of equity and fixed income products. This segment also includes the management of and participation in underwritings for both corporate and public finance (exclusive of sales credits generated through the private client group, which are included in the Global Wealth Management segment), merger and acquisition, and financial advisory services.

For the year ended December 31, 2010, Global Wealth Management net revenues increased 41.5% to $843.3 million from $596.0 million in 2009. For the nine months ended September 30, 2011, Global Wealth Management net revenues increased 12.6% to a record $683.6 million from $606.8 million for the comparable period in 2010. For the year ended December 31, 2010, Institutional Group net revenues increased 9.8% to $541.8 million from $494.1 million in 2009.  For the nine months ended September 30, 2011, Institutional Group net revenues decreased 0.7% to $373.2 million from $375.9 million for the comparable period in 2010.

We believe that our Global Wealth Management segment provides balance with respect to our Institutional Group segment and creates a stable base of revenue that helps us achieve consistent profitability through market cycles.

Our customers include individuals, corporations, municipalities, and institutions. Although we have customers throughout the United States, our major geographic areas of concentration are in the Midwest and Mid-Atlantic regions, with a growing presence in the Northeast, Southeast, and Western United States. No single client accounts for a material percentage of any segment of our business. Our inventory, which we believe is of modest size and intended to turn over quickly, exists to facilitate order flow and support the investment strategies of our clients. Although we do not engage in significant proprietary trading for our own account, the inventory of securities held to facilitate customer trades and our market-making activities are sensitive to market movements. Furthermore, our balance sheet is highly liquid, without material holdings of securities that are difficult to value or remarket. We believe that our broad platform, fee-based revenues, and strong distribution network position us well to take advantage of current trends within the financial services sector.

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, before making an investment decision, including those risks identified under "Risk Factors" in Item 1A of Part I in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus or a prospectus supplement.

Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks. Additional risks not presently known to us or that we currently deem immaterial also may impair our business and operations or cause the price of our securities to decline.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges presented below should be read together with the consolidated financial statements and the notes accompanying them and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended September 30, 2011 and our Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference into this prospectus. For purposes of the computation of the ratio of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense plus the interest component of lease rental expense.

	Year Ended December 31,					Nine Months Ended September 30,
	2006(1)	2007(1)	2008(1)	2009	2010(2)	2010	2011(4)
Ratio of earnings to fixed charges	2.08x	2.35x	4.16x	5.56x	0.99x	__(3)	3.84x

(1)	For the years ended December 31, 2006, 2007 and 2008, we recorded merger-related after-tax expenses of $24.2 million, $34.6 million and $15.9 million, respectively.

(2)

For the year ended December 31, 2010, we recorded a non-cash charge of $106.4 million after-tax related to the acceleration of deferred compensation in the third quarter of 2010 as a result of a modification of our deferred compensation plan and merger-related after-tax expenses of $16.5 million related to the merger with Thomas Weisel Partners Group, Inc.

(3)

For the nine months ended September 30, 2010, we recorded merger-related after-tax expenses of $116.9 million. Our earnings were insufficient to cover fixed charges by $67 million for the nine months ended September 30, 2010.

(4)	For the nine months ended September 30, 2011, we recorded litigation-related and certain merger-related after-tax expenses of $29.4 million.

DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock, which may be voting or non-voting;

•	shares of preferred stock, which may be voting or non-voting;

•	debt securities, which may be senior or subordinated, convertible into shares of our capital stock and secured or unsecured;

•	warrants;

•	depositary shares;

•	subscription rights;

•	stock purchase contracts;

•	stock purchase units; or

•	stock appreciation rights.

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units or stock appreciation rights that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and net proceeds to us will be contained in the prospectus supplement and other filings relating to such offering.

PLAN OF DISTRIBUTION

General

We may sell the securities covered by this prospectus in one or more of the following ways from time to time, including without limitation:

•	to or through underwriters for resale to the purchasers, which underwriters may act directly or through a syndicate represented by one or more managing underwriters;

•	directly to one or more purchasers, through a specific bidding, auction or other process;

•	through agents or dealers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in exchange for outstanding indebtedness; or

•	through a combination of any of these methods of sale.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

 Market-Making, Stabilization and Other Transactions

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

There is currently no market for any of the offered securities, other than the common stock which is listed on the NYSE and the CSX. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of any of the preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units, or stock appreciation rights on any securities exchange; any such listing with respect to any particular security will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

SELLING SECURITY HOLDERS

Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units, or stock appreciation rights in various private transactions. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as "selling security holders," may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, and in filings we make with the SEC under the Securities Exchange Act of 1934, as amended, which we incorporate by reference into this registration statement.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of such securities will be passed upon for Stifel Financial Corp. by Bryan Cave LLP, St. Louis, Missouri.

EXPERTS

The consolidated financial statements of Stifel Financial Corp. appearing in Stifel Financial Corp.'s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Stifel Financial Corp.'s internal control over financial reporting as of December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if applicable). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$	*
Rating agency fees		**
Trustee fees and expenses		**
Printing and distribution		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent fees and expenses		**
Miscellaneous		**
	$	**

* Deferred in reliance on Rule 456(b) and 457(r).

** An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. The following is a summary of Section 145 of the General Corporation Law of the State of Delaware ("Delaware Law").

Subject to restrictions contained in Delaware Law, a corporation may indemnify any person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in connection with any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A present or former director or officer who is successful on the merits or otherwise in any suit or matter covered by the indemnification statute shall be indemnified and indemnification is otherwise authorized upon a determination that the person to be indemnified has met the applicable standard of conduct required.  Such determination shall be made by a majority vote of the board of directors who were not parties to such action, suit or proceeding, even though less than a quorum, a committee of such directors designated by majority vote of such directors, even though less than a quorum, or if there are no such directors, or if such directors so direct, by special independent counsel in a written opinion, or by the stockholders. Expenses incurred in defense may be paid in advance upon receipt by the corporation of a written undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that the recipient is not entitled to indemnification under the statute. The indemnification provided by statute is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Insurance may be purchased on behalf of any person entitled to indemnification by the corporation against any liability asserted against him or her and incurred in an official capacity regardless of whether the person could be indemnified under the statute. References to the corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting corporation, and anyone seeking indemnification by virtue of acting in some capacity with a constituent corporation would stand in the same position as if such person had served the resulting or surviving corporation in the same capacity.

The Registrant's certificate of incorporation provides generally that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 6.4 of our Amended and Restated By-Laws provides for indemnification by Stifel of each person who is or was a director, officer or employee of the Registrant (or is or was serving as a director, officer or employee of any other enterprise at the request of the Registrant) to the full extent authorized by law. Certain of the directors also have indemnification agreements with the Registrant which provide for indemnification to the fullest extent permitted by the Delaware Law or by any amendment thereof or any other statutory provisions authorizing or permitting indemnification.

In addition, Delaware Law and our bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We have purchased insurance coverage for our directors and officers as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our directors and officers.

Item 16.  Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.  Undertakings.

(a)        The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           If the warrants to be issued are to be offered to existing security holders of the registrant pursuant to warrants or rights and any securities not taken by security holders of the registrant are to be reoffered to the public, then the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)           To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

(8)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Stifel Financial Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, and the State of Missouri, on this 11th day of January 2012.

STIFEL FINANCIAL CORP.

/s/ Ronald J. Kruszewski
Ronald J. Kruszewski Chairman, President, and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald J. Kruszewski and James M. Zemlyak, and each of them (with full power of each to act alone), severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him to execute in his name, place and stead (individually and in any capacity stated below) any and all amendments to this registration statement (including post-effective amendments), and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offerings contemplated by this registration statement, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 11, 2012.

	Signature	Title
/s/	Ronald J. Kruszewski	Chairman of the Board, President, Chief Executive Officer, and Director (Principal Executive Officer)
Ronald J. Kruszewski
/s/	James M. Zemlyak	Senior Vice President, Chief Financial Officer, Treasurer, and Director (Principal Financial and Accounting Officer)
James M. Zemlyak
/s/	Bruce A. Beda	Director
Bruce A. Beda
/s/	Michael W. Brown	Director
Michael W. Brown
/s/	Charles A. Dill	Director
Charles A. Dill
/s/	John P. Dubinsky	Director
John P. Dubinsky
/s/	Richard F. Ford	Director
Richard F. Ford
/s/	Robert E. Grady	Director
Robert E. Grady
/s/	Frederick O. Hanser	Director
Frederick O. Hanser
/s/	Richard J. Himelfarb	Director
Richard J. Himelfarb
/s/	Alton F. Irby III	Director
Alton F. Irby III
/s/	Robert E. Lefton	Director
Robert E. Lefton
/s/	Thomas P. Mulroy	Director
Thomas P. Mulroy
/s/	Victor J. Nesi	Director
Victor J. Nesi
/s/	James M. Oates	Director
James M. Oates
/s/	Ben A. Plotkin	Director
Ben A. Plotkin
/s/	Thomas W. Weisel	Chairman of the Board and Director
Thomas W. Weisel
/s/	Kelvin R. Westbrook	Director
Kelvin R. Westbrook

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1
Form of Underwriting Agreement relating to common stock, preferred stock, depositary shares, debt securities, subscription rights, warrants, stock purchase contracts, stock purchase units and stock appreciation rights.*

4.1
Restated Certificate of Incorporation, as amended, filed with the Secretary of State of Delaware on June 3, 2009, incorporated herein by reference to Exhibit 4.1 to Stifel Financial Corp.'s Registration Statement on Form S-8 (Registration File No. 333-160523) filed on July 10, 2009.

4.2	Amended and Restated By-Laws of Stifel Financial Corp., incorporated herein by reference to Exhibit 3.(b)(1) to the Company's Annual Report on Form 10-K for the fiscal year ended July 30, 1993.
4.3
Certificate of Designations, Preferences, and Rights of the Special Voting Preferred Stock, incorporated herein by reference to Exhibit 3.1 to Stifel Financial Corp.'s Current Report on Form 8-K filed on July 1, 2010.

4.4	Form of Indenture, by and between Stifel Financial Corp., as issuer, and U.S. Bank, National Association, as trustee.
4.5	Specimen Stock Certificate, incorporated herein by reference to Exhibit 7 to the Company's Registration Statement on Form 8-A filed April 29, 1987.
4.6
Form of Preferred Stock - Any amendment to Stifel Financial Corp.'s Restated Certificate of Incorporation authorizing the creation of any series of Preferred Stock setting forth the rights, preferences and designations thereof will be filed as an exhibit subsequently included or incorporated by reference herein.*

4.7	Form of Debt Security*
4.8	Form of Warrant Agreement (including form of Warrant).*
4.9	Form of Deposit Agreement (including form of Depositary Receipt).*
4.10	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate).*
4.11	Form of Stock Purchase Contract Agreement (including form of Stock Purchase Contract).*
4.12	Form of Stock Purchase Unit Agreement (including form of Stock Purchase Unit).*
4.13	Form of Stock Appreciation Right Agreement (including form of Stock Appreciation Right).*
5.1	Opinion of Bryan Cave LLP.
12.1	Ratio of Earnings to Fixed Charges.
23.1	Consent of Bryan Cave LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
24.1	Powers of Attorney (included in the signature page hereto).
25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture.
_________________
*
To be filed either by a post-effective amendment to the registration statement or as an exhibit to a Current Report on Form 8-K or Form 10-Q pursuant to Item 601 of Regulation S-K and incorporated by reference herein.